Exhibit 99.1

Behringer Harvard Opportunity REIT II, Inc. 2014 First Quarter Update Courtyard Kaua’i at Coconut Beach, Kapaa, Hawaii

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Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; our ability to make accretive investments in a diversified portfolio of assets; future changes in market factors that could affect the ultimate performance of our development or redevelopment projects, including but not limited to construction costs, plan or design changes, schedule delays, availability of construction financing, performance of developers, contractors and consultants, and growth in rental rates and operating costs; the availability of cash flow from operating activities for distributions, if any; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt; our ability to secure leases at favorable rental rates; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business, our assets or our key relationships; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

Agenda Noteworthy Items Financial Review Share Redemption Program Strategy Review Questions Arbors Harbor Town, Memphis, TN

Noteworthy Items 1875 Lawrence Purchase and Sale Agreement signed in May 2014 Contract price: $47.1 million Courtyard - Kauai Strong performance trend continued in first quarter Multifamily investments Two of four renovations are complete Other two renovations are progressing well 1875 Lawrence, Denver, CO

Behringer Harvard Opportunity REIT II Portfolio 1875 Lawrence Courtyard - Kauai Babcock Self Storage GERMAN OFFICE INVESTMENTS Holstenplatz Alte Jakobstrasse Gardens Medical Pavilion UGA River Club 22 Exchange STUDENT HOUSING INVESTMENTS MULTIFAMILY INVESTMENTS Parkside Apartments Lakes of Margate Arbors Harbor Town Wimberly at Deerwood Prospect Park Development Mezzanine Financing Under Contract

Financial Review Selected balance sheet items (as of March 31, 2014) Cash and equivalents: $93.2 million Total assets: $410.3 million Total notes payable: $211.4 million Total liabilities: $220.7 million Funds From Operations* per share Improved in first quarter 2014 To $0.03, from $(0.03) in Q1 2013 Lakes of Margate, Margate, FL *For a reconciliation of Funds From Operations to Net Income, refer to Current Report on Form 8-K filed on May 16, 2014.

Financial Review (cont.) Selected Same-Store and Courtyard - Kauai Operating Data Property 2014 2013 2014 2013 1875 Lawrence 47% 62% 1.84 $ 1.93 $ per s.f. Holstenplatz 100% 100% 1.34 $ 1.32 $ per s.f. Gardens Medical Pavilion 80% 80% 2.28 $ 1.79 $ per s.f. River Club and the Townhomes at River Club 79% 73% 391.74 $ 397.16 $ per bed Babcock Self Storage 81% 87% 101.13 $ 94.20 $ per unit Lakes of Margate 97% 90% 1,113.73 $ 1,064.93 $ per unit Arbors Harbor Town 94% 93% 1,138.04 $ 1,081.09 $ per unit Alte Jakobstrasse 89% 100% 1.23 $ 1.09 $ per s.f. 2014 2013 2014 2013 Courtyard - Kauai 89% 86% 136.42 $ 115.12 $ (1) Represents average occupancy for the three months ended March 31. The Hotel has 311 rooms and approximately 6,200 s.f. of meeting space. Occupancy is for the entire three month period and is based on standard industry metrics, including rooms available for rent. Effective Monthly Rent per Square Foot/Unit/Bed ($) Three Months Ended March 31, Occupancy (%) (1) Three Months Ended March 31, ADR ($) Three Months Ended March 31, Occupancy (%) Three Months Ended March 31,

Portfolio Debt

(Dollars in thousands)

Description	Balance as of 3/31/14	Interest Rate	Maturity Date
Holstenplatz	$ 10,494	3.887%	04/30/15
Courtyard - Kauai	38,000	30-day LIBOR +0.95%(1)(2)	11/9/2015(5)
Alte Jakobstrasse	8,184	2.30%	12/30/15
1875 Lawrence	15,621	30-day LIBOR+5.35%(1)(3)	1/1/2016(6)
Gardens Medical Pavilion	13,951	4.90%	01/01/18
River Club and the Townhomes at River Club	24,921	5.26%	05/01/18
Parkside (7)	11,090	5.00%	06/01/18
Babcock Self Storage	2,171	5.80%	08/30/18
Arbors Harbor Town	25,922	3.985%	01/01/19
Lakes of Margate	14,907	5.49% and 5.92%	01/01/20
Wimberly at Deerwood	26,685	30-day LIBOR + 2.28%(4)	03/01/23
22 Exchange	19,500	3.93%	05/05/23
	$ 211,446		

(1) 30-day LIBOR was 0.15% at March 31, 2014.
(2) LIBOR capped by hedge at 6.00% through October 2014.
(3) LIBOR capped by hedge at 2.69% through maturity of the loan.
(4) LIBOR capped by hedge at 4.56% through March 2018.
(5) Contains extension option to May 2017.
(6) Contains extension option to January 2017.
(7) Includes approximately $0.7 million of unamortized premium related to debt assumption.

Total Debt/Total Assets at March 31, 2014 was 51.5% (including unamortized premium associated with Parkside).
The weighted average interest rate at March 31, 2014 was 3.7%.
The weighted average remaining loan term at March 31, 2014 was 4.5 years.

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

© 2014 Behringer

Share Redemption Program Reopening of Share Repurchase Program for ordinary redemptions Total repurchase limitation increased to $10 million (from $1 million) in any 12-month period Redemption price is unchanged for ordinary and exceptional redemptions Redemption Price: Ordinary redemptions: Price equals 80% of the average price per share paid less the $0.50 special distribution paid in May 2012 Exceptional redemptions: Price equals 90% of the average price per share paid less the $0.50 special distribution paid in May 2012 1875 Lawrence, Denver, CO

Value Creation Strategy Income-producing acquisitions in markets with strong or recovering economies Multifamily opportunities Other core-plus and value-add real estate investments Stabilize and grow the cash flow of the existing asset portfolio Selective asset sales

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